Exhibit 99.1

NNN News: Portfolio Update and Outlook

Dear Fellow NNN Investors,

It has been approximately 60 days since we released our revised estimated Net Asset Value (NAV) per share, which was conducted with the assistance of Cushman & Wakefield, an independent third-party real estate advisory and consulting firm. I am writing today to provide you an update on the portfolio and activities here at RW Holdings NNN REIT, Inc. (“NNN”). Candidly, it was my personal desire to provide you an update far sooner than now, but given the turbulence we have witnessed across the capital markets and the nation, we decided it was best to provide you with a balanced perspective that can only be achieved with the passage of time. Our update today is not intended to be exhaustive or conclusive, but rather the clearest snapshot of where we are today and how we see tomorrow. Though the saga of the COVID-19 pandemic is far from over and the risk of a greater downturn remains elevated, I am personally optimistic about NNN, the company we all own, and that optimism fuels our hard work here.

To make this update readily digestible, we have parceled our activities into the following categories:

Rent collections – We are pleased to note that, to date, our rental income has stabilized and we are staying above the 90% rent collection trend we communicated previously. While we remain in negotiations with a few select tenants who are seeking rent relief given the recent rollback of business re-openings, these tenants are current on their rent as we negotiate in good faith. As we mentioned previously, we handle each tenant request based on particular factors – their financial wherewithal, their current lease term and other key elements. Even if we see more short-term shutdowns mandated by local, state or national governments, we believe our portfolio has demonstrated that it can weather the brunt of the recent shelter-in-place mandates.

Lease renewals – As you may recall in our prior communications, we noted that we have 11 properties with leases subject to renewal within the next 3 years. Until these tenants conclude the lease renewal process, these properties hold an adverse impact on our NAV and our dividend policy. That said, I am pleased to share with you that we have already initiated proactive conversations with the tenants of 4 of these properties and that all have indicated a preliminary interest in renewing their leases. Given that we are still at the early stages, we are keeping the names of these tenants confidential as no assurances can be made that any of the leases will be renewed. However, early dialogue suggests a potentially positive outcome for these lease renewals with the possibility that they could be finalized before year end. Additionally, we continue to work strategically on the 7 other properties with the goal of obtaining successful lease renewals as soon as is practicable.

Refinancings – Whereas the lending market temporarily froze in the months of March, April and May, we are now seeing a thaw and banks are once again lending at favorable rates. I am pleased to announce that we are currently in various stages of completing the refinancing of three properties – our Walgreens retail pharmacy in Santa Maria, CA; our Accredo Health office building in Orlando, FL; and our AvAir industrial building in Chandler, AZ. While all these financings are not yet complete, the completed new mortgages would result in lowering our weighted average interest rate on these three properties by 1.15%. We continue to identify refinancing opportunities on our properties where we have no or little loan prepayment costs associated with our existing mortgages.

24 Hour Fitness – As we anticipated in our prior communications, 24 Hour Fitness has indeed entered bankruptcy proceedings and our property located in Las Vegas, NV, was handed back to us. Like all landlords similarly impacted, we have engaged bankruptcy counsel and are working through the process in hopes of some form of monetary recompense afforded by the courts. However, wasting no time, we immediately began looking for potential replacement tenants with the belief that those vacant gym owners who act fast have the potential to obtain first mover advantage. Though it is still very preliminary and subject to change, I am pleased to announce that we are in early negotiations with a replacement tenant and we are also in very early negotiations with entities that might be interested in purchasing the property should the potential new tenant sign a lease with us. We caution this good news with the reality that the recent surge in COVID-19 cases does not favor gyms and the risk remains high that we will be unable to attract a new tenant or property purchaser. As we addressed previously, our current NAV per share already reflects the full downside of this property (e.g., no new tenant and a foreclosure of the property). If we are successful in finding a replacement tenant before our next NAV calculation, then investors could expect some upside on this asset.

New Investments – Like the lending market, the transaction market is beginning to thaw, and we have been dutifully scouting for interesting property investments. Though it remains early and no assurances can be made that we will acquire any properties, we have identified a handful of potential acquisitions that could prove strategically beneficial to our portfolio. Any future acquisitions could be potentially positive to our NAV per share and dividend policy.

Property Sales – Seeing an opportunity to improve upon our portfolio’s asset mix, we accepted bids, and have recently entered escrow, for the sale of three properties – our Walgreens in Stockbridge, GA; our RiteAid in Lake Elsinore, CA; and our Dinan industrial building in Morgan Hill, CA. While each of these property sales contains closing contingencies and could fail to be completed, these pending property sales combined would be approximately 9% favorable to our NAV per share, would reduce our mortgage debt outstanding and could provide us cash for both new investments and redemption requests. The sale of the two retail pharmacies takes advantage of the favorable “essential retail” pricing currently witnessed in the marketplace. You may recall that the Dinan property was one of our recently vacated properties, so we are encouraged by the transaction.

Redemption Requests – In June, we reopened our Share Repurchase Program (SRP) and successfully processed partial redemptions for those investors who submitted requests. We believe this is important to note as many of our non-traded REIT peers have fully suspended their share repurchase programs and have not indicated any concerted efforts to meet, even partially, the redemption requests of their investors. As a fully invested real estate investment vehicle, we are not capable of providing 100% liquidity 100% of the time; however, we can (and do) work very hard to provide liquidity as we have it (e.g., from property sales, refinancings, etc.). In fact, we have processed nearly $11 million in redemptions year to date and we believe that buying back NNN shares at the current NAV is advantageous to those remaining investors who believe, like us, that real estate prices will recover.

To the best of our ability, and barring unforeseen or extenuating circumstances, we believe our portfolio is positioned for potential upside associated with any future recovery. We do not know the timing or velocity of a future recovery, but history has shown us that real estate does recover and remains one of the better long-term asset classes to be held in a diversified investment portfolio. Investors have already begun to add to their positions, with over 300 new investments made in the past several weeks. These investments, in my opinion, mirror the recovery trend we are all witnessing in the public stock market - REITs in particular. Kudos to each of you.

Grit and persistence are valuable intangibles to NNN, and I remain personally committed to the future of our portfolio. I believe we are equipped to navigate the current economic storm and steer our portfolio toward a favorable outcome.

I hope that each of you, and your loved ones, remains both safe and healthy in these turbulent times. As always, we welcome your feedback and thank you for your support.

Giving you 110%,

/s/ AARON S. HALFACRE

Aaron S. Halfacre
Chief Executive Officer
RW Holdings NNN REIT, Inc.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NNN intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about the economic effects of the COVID-19 pandemic and any economic recovery, rent collections, lease renewals, mortgage refinancings, new investment opportunities, property sales, and future share repurchases. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond NNN’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, NNN makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, NNN undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.